HILL DICKINSON

Dated 8th March 2022

ESCROW AGREEMENT

between

(1) MANDARIN FORTUNE SHIPPING PTE LTD

as Sellers

(2) TOP MORAL SHIPPING LIMITED

as Buyers

and

(3) HILL DICKINSON LLP

as Escrow Holder

in relation to the sale and purchase of

"MANDARIN FORTUNE" (IMO no. 9478169)

CONTENTS

THIS ESCROW AGREEMENT IS MADE ON 8th **MARCH 2022**

BETWEEN

(1) **Mandarin Fortune Shipping Pte Ltd**, a company incorporated in Singapore whose registered office is at 200 Cantonment Road, Southpoint #10-01A, Singapore 089763 (**Sellers**);

(2) **Top Moral Shipping Limited**, a company incorporated in Hong Kong whose registered office is at No. C, 16/F, Chinaweal Centre, 414-424 Jaffe Road, Wanchai, Hong Kong (**Buyers**); and

(3) **HILL DICKINSON LLP**, a limited liability partnership incorporated in England & Wales acting from its office at 3 Anson Road, Springleaf Tower, #24-03, Singapore 079909.

RECITALS

(A) Pursuant to a Memorandum of Agreement dated 22 February 2022 (as amended, varied or supplemented from time to time, **MOA**, a copy of which is attached to this Agreement as *Appendix 1*) made between: (1) Mandarin Fortune Shipping Pte Ltd (**Sellers**) and (2) Top Moral Shipping Limited (**Buyers**), the Sellers agreed to sell and the Buyers agreed to purchase "MANDARIN FORTUNE" (**Vessel**) registered in the ownership of the Sellers under the Singapore flag at the port of Singapore, upon the terms and conditions set out therein. The terms and expressions defined in the MOA shall, unless otherwise defined in this Agreement, have the same meanings when used in this Agreement.

(B) Pursuant to the MOA the Buyers undertook to remit to Hill Dickinson LLP (**Escrow Holder**) the following sums: (1) US$2,100,000 (**Deposit**) as security for the correct fulfilment of the Buyers' obligations under the MOA in accordance with Clause [2] of the MOA, and (2) US$11,900,000, being the balance of the Purchase Price due by the Buyers under the MOA, together with such additional amount as may be agreed between the Buyers and the Sellers including but not limited to the bunkers and lubricating & hydraulic oils and greases remaining on board the Vessel (**Balance Funds**) in accordance with Clause [3] of the MOA (the Deposit and the Balance Funds together, referred to in this Agreement as **Escrow Funds**).

(C) This Agreement sets out the terms upon which the Escrow Holder has agreed to hold and deal with the Escrow Funds and any and all moneys from time to time placed with it by the Buyers pursuant to the MOA, together with interest (if any) which may have accrued on such sums.

1. APPOINTMENT OF ESCROW HOLDER

1.1. The Sellers and the Buyers hereby appoint and designate the Escrow Holder as stakeholder and escrow agent to receive, hold and disburse the Escrow Funds in accordance with the terms of this Agreement.

1.2. The Escrow Holder hereby accepts its appointment and agrees to act as stakeholder and escrow agent and to hold, safeguard and disburse the Escrow Funds pursuant to the terms and conditions of this Agreement.

2. PLACEMENT OF ESCROW FUNDS

2.1. The Buyers shall remit the Escrow Funds in full, free of bank charges, to the client account of the Escrow Holder (**Escrow Account**), in the amounts and at the times specified in Clause 2.2 of this Agreement details of which are set out as follows:

Bank:	STANDARD CHARTERED BANK SINGAPORE NO. 6 BATTERY ROAD SINGAPORE 049909
Swift Code:	SCBLSG22
Bank Code:	9496
Branch Code:	001
Name of A/c:	HILL DICKINSON LLP
A/c Number:	0170148971
Reference:	Sale/Purchase of "MANDARIN FORTUNE"

2.2. The Buyers shall remit the Escrow Funds in full, free of bank charges to the Escrow Account as follows: the Deposit shall be paid within three (3) Banking Days of:

2.2.1. the date of this Agreement; or

2.2.2. the date on which the Escrow Holder confirms in writing that it is able to receive the Deposit,

whichever is the later; and

2.2.3. the Balance Funds shall be paid by no later than two (2) Banking Days prior to the expected date of tendering the NOR.

3. ADMINISTRATION OF ESCROW FUNDS

3.1. The Buyers and the Sellers hereby irrevocably authorise and instruct the Escrow Holder to hold the Escrow Funds as stakeholder and the Escrow Holder undertakes and agrees as follows:

3.1.1. to pay interest accrued (if any), or from time to time accruing, on the Escrow Funds, to the Buyers. A statement by the Escrow Holder as to the amount of interest earned on the Escrow Funds (if any) shall be determinative, final and binding evidence of such amount earned and there shall be no obligation on the Escrow Holder to obtain any particular rate of interest or indeed any interest at all on the Escrow Funds.

3.1.2. to pay the Deposit:

(a) in accordance with the joint written instructions (substantially in the form set out in Appendix 2 to this Agreement or in such other form acceptable to the Escrow Holder) (**Joint Release Instructions**) of duly authorised signatories of both the Sellers and the Buyers. For purposes of this Agreement, the following persons (each acting singly) shall be the duly authorised signatories of the Sellers: Zhang, Lanshui, holder of Republic of Singapore Passport No. K1244409N and/or Wang, Chunsheng, holder of Republic of Singapore Passport No. K0859106H and/or any person(s) identified in the Sellers' Power of Attorney issued in respect of this transaction (each **Sellers' Signatory**) and the following persons (each acting singly) shall be the duly authorised signatories of the Buyers: Xu Qing, holder of Chinese Passport No. E88755530 and/or Ding Hui, holder of Chinese Passport No. EC4286512 (each **Buyers' Signatory**); or

(b) upon receipt by the Escrow Holder of a certified copy of a final unappealable award pursuant to an arbitration under Clause [16] of the MOA, to such account(s) of such person(s) as is/are specified in such award; or

(c) in accordance with any order (including any freezing order) which the Escrow Holder may receive with respect to the Escrow Funds that is issued by any court having competent jurisdiction.

3.1.3. to pay the Balance Funds in accordance with the written instructions (substantially in the form set out in Appendix 3 to this Agreement or such other form acceptable to the Escrow Holder) of a Buyers' Signatory (**Buyers' Release Instructions**).

3.1.4. save for compliance with any final unappealable arbitration award or order or court judgment (as the case may be), the Escrow Holder shall not be obliged to effect any payment instructions pursuant to this Agreement in the event that any instruction (including amended instructions) given hereunder is not executed by an authorised signatory (named in Clause 3.1.2(a) above) for and on behalf of the Sellers and/or the Buyers, as the case may be, pursuant to the foregoing. For the avoidance of doubt, the Escrow Holder shall not effect an instruction other than as provided in the foregoing Clauses 3.1.2 or 3.1.3 or as otherwise noted herein. If the Escrow Holder receives a notice of arbitration from either the Sellers or the Buyers stating that it has been issued pursuant to Clause [16] of the MOA, the Escrow Holder shall hold the Deposit pending the outcome of the arbitration proceedings and release the Deposit in accordance with Clause 3.1.2(b) of this Agreement. If the Escrow Holder is requested to make payment to any entity other than the Sellers, the Buyers and the Sellers agree that a letter of instruction and authorisation from the Sellers directing the Escrow Holder to make the payment shall be provided to the Escrow Holder.

3.2. The Buyers and Sellers agree in all communications with the Escrow Holder concerning the Escrow Funds to quote reference "**Sale/Purchase of "MANDARIN FORTUNE"**.

3.3. All instructions to be given to the Escrow Holder on behalf of the Sellers or the Buyers under this Agreement shall be given by a Sellers' Signatory or a Buyers' Signatory (as the case may be) each being duly authorised signatories of the Sellers or the Buyers (as the case may be) and each acting singly.

3.4. The Escrow Holder will receive payment of the Escrow Funds from the Buyers only. If funds are remitted from any entity other than the named Buyers, the Escrow Holder shall not be obliged to remit such funds in accordance with this Agreement unless and until the Escrow Holder shall have received such corporate documents and other information as it may require to satisfy the relevant money laundering requirements necessary to identify the source of the relevant payment. The Buyers and the Sellers agree that the Escrow Holder shall not be liable to any party should the Escrow Holder be unable to remit such funds if these requirements are not met.

3.5. By accepting and agreeing to this Agreement, the Sellers and the Buyers hereby undertake, agree and accept that upon confirmation by the Bank of receipt of irrevocable instructions following the receipt of the signed Joint Release Instructions and the signed Buyers' Release Instructions (by the Escrow Holder in accordance with the requirements of this Agreement), the Escrow Funds shall be deemed (by the Sellers and the Buyers) to have been released to the Sellers in accordance with clause [3] of the MOA, and any transfer of funds from the Escrow Holder to the Sellers, or any delay in such transfer, shall not delay the delivery of the Vessel from the Sellers to the Buyers in accordance with the MOA. For the avoidance of doubt, the Sellers and Buyers undertake that the Escrow Holder shall not have any further liability or obligation to either of the Buyers or the Sellers in connection with the requirements of this Clause 3.5, unless the escrow funds are not received into the designated accounts within one banking day.

3.6. For the purposes of Clause 3.1.2(a) or Clause 3.1.3 above, the parties shall execute the relevant written instructions and issue the same to the Escrow Holder in any event not later than 15:00 (Singapore time) on the day that the Escrow Funds are released (**Cut-off Time**). Accordingly, upon the Escrow Holder's confirmed receipt of the relevant written instructions, the Escrow Holder will use reasonable endeavours to submit to the Bank the payment instructions on the same day. The Buyers and the Sellers recognise and agree that this is not a guarantee that any party will receive funds instructed to be remitted to them on the same day, and no party shall rely on this. Once the payment instructions have been delivered to the Bank (and acknowledged by the Bank), the Parties agree and acknowledge that the Escrow Holder shall have no control over the timing of the receipt of the funds by any party.

3.7. If there is a delay by the parties in agreeing on the final amounts, which continues beyond the Cut-off Time, the parties recognise that the Escrow Holder may be unable to submit the relevant written instructions to the Bank before the Bank's relevant internal deadline for receiving such instructions on the same day. Should the Buyers and the Sellers vary or fail to agree on the relevant written instructions until after the Cut-off Time, the Buyers and the Sellers agree that such instructions may be submitted to the Bank after the Bank's internal deadline for effecting instructions on the same day and that the Escrow Holder shall have no liability in this event. Further, should the relevant written instructions be varied (or cannot be agreed), the Buyers and the Sellers further agree that they may be subject to an additional administrative fee of the Escrow Holder in the amount of US$500, due from the Buyers and the Sellers in equal share. The Escrow Holder agrees not to deduct this amount from the Escrow Funds, unless there is sufficient remaining balance after the Escrow Funds have been disbursed to the Sellers.

4. OBLIGATIONS OF THE ESCROW HOLDER

4.1. In consideration of the Escrow Holder agreeing to hold and to deal with the Escrow Funds (and any interest accruing thereon) in accordance with this Agreement, the Buyers and the Sellers hereby agree that, unless the Escrow Holder is in breach of its obligations under this Agreement, subject as provided below, the Buyers and the Sellers will not hold the Escrow Holder responsible in any way for any loss that either of them may incur as a result of anything which the Escrow Holder may do, purport to do, or omit to do in connection with the arrangements contemplated above except to the extent the same results from the Escrow Holder's wilful misconduct or gross negligence, in which case the Escrow Holder's liability will be limited to:

4.1.1. the safe custody of the Escrow Funds (and any interest accrued thereon); and/or

4.1.2. any costs or expenses directly incurred by either of the Buyers or the Sellers in remedying any default by the Escrow Holder, howsoever arising.

4.2. Without limitation to the above:

4.2.1. the Escrow Holder may rely upon any communication or document believed by it to be genuine and correct and to have been communicated or signed by a duly authorised signatory of either the Sellers or the Buyers and shall not be liable to any of the parties for any consequences of such reliance; and

4.2.2. the Escrow Holder shall have no responsibility for the accuracy and/or completeness of any information supplied in connection with this Agreement and the Buyers and the Sellers confirm that neither of them have relied nor will rely upon the Escrow Holder to check or inquire on their behalf as to the adequacy, accuracy or completeness of any information provided to the Escrow Holder in connection with this Agreement.

4.3. The Escrow Holder shall be under no liability to the parties or any of them for any failure by it to comply (including any delay in compliance) with its obligations under this Agreement or for any loss that either of the Buyers or Sellers may incur as a result of:

4.3.1. the Escrow Holder's compliance with the terms of any arbitration award or court order or judgment relating to the payment of the Escrow Funds; or

4.3.2. the liquidation, appointment of a receiver or administrator of, or any analogous proceedings relating to, the Bank or any of the parties.

4.4. The Buyers and the Sellers undertake to the Escrow Agent as their joint and several obligation that each of them will, on demand by the Escrow Holder, fully indemnify the Escrow Holder against all claims, proceedings, losses, liabilities and expenses of every kind which may be brought against the Escrow Holder or its officers, employees and agents, or any liabilities or losses which the Escrow Holder may incur, in connection with this Agreement or any matter arising out of it, except to the extent that the same results from the Escrow Holder's wilful misconduct or gross negligence.

4.5. Without prejudice to the generality of the foregoing, it shall be conclusively presumed in respect of any payment made by the Escrow Holder in accordance with Clauses 3.1.2 or 3.1.3 above, that such amounts paid are, in fact, due and payable to the Sellers, or as the case may be, to the Buyers and in no circumstances shall the Escrow Holder have any obligation to enquire whether the relevant amount is, in fact, due and payable.

4.6. The Buyers and the Sellers acknowledge that the transfer of funds by the Escrow Holder from the Escrow Account is by way of SWIFT/telegraphic transfer only for value on the date of the transfer (provided that the parties meet any Cut-off Time for processing payments imposed by the Bank from time to time) but the Sellers or the Buyers (as the case may be) may not receive the Escrow Funds on the same day or in immediately available funds. The Buyers and the Sellers will accept a copy of the Bank's acknowledgement of receipt of the Escrow Holder's irrevocable instructions as being conclusive evidence that the Escrow Holder's obligations under Clauses 3.1.2 or 3.1.3 (as the case may be) have been discharged and the Buyers and the Sellers acknowledge and accept that no undertaking or guarantee is given by the Escrow Holder in relation to the timing of the receipt of the funds.

5. ESCROW HOLDER'S FEES

5.1. The Escrow Holder shall be entitled to a fee in the sum of US$8,500 payable by the Buyers and the Sellers in equal shares by no later than the date of delivery of the Vessel.

5.2. Buyers and the Sellers hereby expressly and irrevocably authorise the Escrow Holder to deduct its fees from the Escrow Funds subject to availability of sufficient funds over and above the amount of the Deposit and Balance Funds, it being understood that responsibility for the payment of US$4,250 shall be for the Sellers' account and the payment of US$4,250 shall be for the Buyers' account. Any charges imposed by the Escrow Holder's bank shall also be deducted from the Escrow Funds.

6. MISCELLANEOUS

6.1. The privacy notice set out on the Escrow Holder's website at www.hilldickinson.com (**Privacy Notice**) explains how and why the Escrow Holder will collect, store, use and share any personal data received from Sellers and Buyers respectively. It also explains the rights of the data subject in relation to his/her personal data and how to contact the Escrow Holder or the relevant supervisory authorities in the event there is a complaint. Each of the Sellers and Buyers hereby acknowledge and confirm that they have read and understood the Privacy Notice and that each of them is aware that in the context of this Agreement, the Escrow Holder or its officers, employees and agent may have access to personal data and/or perform processing activities of such personal data.

6.2. The appointment of the Escrow Holder in relation to this matter does not and shall not preclude the Escrow Holder from accepting an engagement by any other party on or before the date of this Agreement or thereafter in relation to a claim against the other party, whether or not relating to the same subject matter of this Agreement.

6.3. This Agreement and the standard terms of business annexed to the Escrow Holder's Engagement Letter (**Terms**), set out the basis upon which the Escrow Holder will act for the Buyers and Sellers. Any waiver by the Escrow Holder of any provision of this Agreement or the Terms shall only be effective if given in writing and then only strictly for the purpose and upon the terms for which it is given. Neither this Agreement nor the Terms may be amended or varied orally but only by an instrument signed by each of the parties to it.

6.4. No person other than a signatory to this Agreement may enforce, or otherwise have the benefit of, any provision of this Agreement under the Contracts (Rights of Third Parties) Act 1999.

6.5. This Agreement may be executed in any number of counterparts and all such counterparts, taken together, shall be deemed to constitute one and the same document.

6.6. This Agreement and all non-contractual obligations arising from or in connection with it shall be governed by and construed in accordance with the laws of England and the English Courts shall have exclusive jurisdiction as regards any claim, dispute or difference arising out of or in connection with this Agreement.

Appendix 1
Memorandum of Agreement

Appendix 2
Joint Release Instructions (Deposit)

To: **Hill Dickinson LLP**
3 Anson Road,
Springleaf Tower,
#24-03
Singapore 079909

[•]

Dear Sirs

JOINT RELEASE INSTRUCTIONS – "MANDARIN FORTUNE" (the **Vessel**)

We refer to the amount of US$2,100,000 held by you in your account maintained with [ ] (**Account**), held to our order jointly pursuant to the terms of a Memorandum of Agreement dated 22 February 2022 (as amended and supplemented from time to time, the **MOA**) and made between (1) Mandarin Fortune Shipping Pte Ltd (**Sellers**) and (2) Top Moral Shipping Limited (**Buyers**), providing for the sale and purchase of the Vessel.

We hereby jointly irrevocably and unconditionally instruct and authorise you to:

1. retain and apply US$4,250 in full and final settlement of the total escrow fee payable to you by the Sellers in respect of the Account; and

2. release in favour of the [Sellers]***OR***[Buyers] and transfer, with immediate effect, in immediately available funds US$[•] from the Account to the account of the [Sellers]***OR***[Buyers] at [insert bank name], [insert branch/bank address], SWIFT: [•] via [insert correspondent bank name, New York], SWIFT: [•] in favour of [•], IBAN : [•], USD Account Number: [•] as [payment of the deposit]***OR***[return of funds to the Buyers] pursuant to the MOA.

We confirm that you will have no further obligations to us under the Escrow Agreement upon submitting the above instructions and we hereby undertake as a joint and several obligation that we will, on demand, fully indemnify you against all claims, proceedings, losses, liabilities and expenses of every kind which may be brought against you, or which you may incur, in connection with this Agreement or any matter arising out of it, except to the extent the same results from your own wilful misconduct or gross negligence.

Yours faithfully,

____
for and on behalf of:
MANDARIN FORTUNE SHIPPING PTE LTD
(as Sellers)
Name:
Title:
Passport/I.D. No:

____
for and on behalf of:
TOP MORAL SHIPPING LIMITED
(as Buyers)
Name:
Title:
Passport/I.D. No:

Confirmation only of release instruction before 15:00 (Singapore time).

____
HILL DICKINSON LLP

Appendix 3
Release Instructions (Balance Funds)

To: **Hill Dickinson LLP**
3 Anson Road,
Springleaf Tower,
#24-03
Singapore 079909

[•]

Dear Sirs

BUYERS' RELEASE INSTRUCTIONS – "MANDARIN FORTUNE" (the **Vessel**)

We refer to the amount of US$[•] held by you in your account maintained with [ ] (**Account**), held to our order pursuant to the terms of a Memorandum of Agreement dated 22 February 2022 (as amended and supplemented from time to time, **MOA**) and made between (1) Mandarin Fortune Shipping Pte Ltd (**Sellers**) and (2) Top Moral Shipping Limited (**Buyers**), providing for the sale and purchase of the Vessel.

We hereby irrevocably and unconditionally instruct and authorise you to:

1. release in favour of the [Sellers]***OR***[Buyers] and transfer, with immediate effect, in immediately available funds US$[•] from the Account to the account of the [Sellers]***OR***[Buyers] at [insert bank name], [insert branch/bank address], SWIFT: [•] via [insert correspondent bank name, New York], SWIFT: [•] in favour of [•], IBAN : [•], USD Account Number: [•] as [payment of the Balance Funds]***OR***[return of funds to the Buyers] pursuant to the MOA;

2. retain and apply US$4,250 in full and final settlement of the total escrow fee payable to you by the Buyers in respect of the Account; and

3. pay the remaining balance of the funds held on the Account, together with interest (if any) accrued on the Account in favour of the Buyers at [*insert bank name*], [*insert branch/bank address*], SWIFT: [•] via [insert correspondent bank name, New York], SWIFT: [•] in favour of [•], IBAN : [•], USD Account Number: [•].

We confirm that you will have no further obligations to us under the Escrow Agreement upon submitting the above instructions and we hereby undertake that we will, on demand, fully indemnify you against all claims, proceedings, losses, liabilities and expenses of every kind which may be brought against you, or which you may incur, in connection with this Agreement or any matter arising out of it, except to the extent the same results from your own wilful misconduct or gross negligence.

Yours faithfully,

____
for and on behalf of:
TOP MORAL SHIPPING LIMITED (as Buyers)
Name:
Title:
Passport/I.D. No:

Confirmation only of release instruction before 15:00 (Singapore time).

____
HILL DICKINSON LLP

THIS AGREEMENT has been entered into on the date stated above.

THE ESCROW HOLDER

SIGNED for and on behalf of)
HILL DICKINSON LLP)
By Kun Ho Park)
Solicitor at Hill Dickinson LLP)

THE BUYERS

SIGNED for and on behalf of)
TOP MORAL SHIPPING LIMITED)
By Xu Qing)
its duly appointed attorney-in-fact)

For and on behalf of
TOP MORAL SHIPPING LIMITED
德潤船務有限公司

Authorized Signature (s)

THE SELLERS

SIGNED for and on behalf of)
MANDARIN FORTUNE SHIPPING PTE LTD)
By Zhang Lanshui)
its duly appointed attorney-in-fact)

MANDARIN FORTUNE SHIPPING PTE. LTD.

AUTHORISED SIGNATURE